Exhibit 3.1


                                     FORM OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SIMTEK CORPORATION


                                   ARTICLE I

     The name of this corporation is Simtek Corporation (the "Corporation").

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of registered agent of the Corporation in the State of Delaware at such address is CT Corporation.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the "DGCL").

                                   ARTICLE IV

     The name of the Corporation's sole incorporator is Brian Alleman and his mailing address is 4250 Buckingham Dr. #100, Colorado Springs, CO 80907. The powers of the sole incorporator shall terminate upon the filing of this certificate of incorporation, and the names of the persons to serve as directors until the first annual meeting of stockholders or until successors are elected and qualify are:

     Harold A. Blomquist

     Ronald Sartore

     Alfred J. Stein

     Robert H. Keeley

     Robert C. Pearson

     The mailing address for each of the persons listed above is 4250 Buckingham Dr. #100, Colorado Springs, CO 80907.


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                                   ARTICLE V

     The Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 30,200,000, consisting of 30,000,000 shares of Common Stock, $0.0001 par value per share, and 200,000 shares of Preferred Stock, $0.0001 par value per share. The board of directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the DGCL.

                                   ARTICLE VI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

     The Corporation shall indemnify its officers and directors, and shall provide for advancement of the expenses of such persons, to the fullest extent provided by Section 145 of the DGCL. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) employees and agents of the Corporation (and any other persons to which state law permits the Corporation to provide indemnification). The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Bylaws, agreement, vote of stockholders or disinterested directors of otherwise.

     Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director, officer, agent, or employee of the Corporation existing at the time of such repeal or modification.






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                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE X

     The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

                                   ARTICLE XI

     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                                  ARTICLE XII

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.


                                  ARTICLE XIII

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.





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                                  ARTICLE XIV

     The provision of Section 203 of the DGCL shall apply to the Corporation. This Article XIV shall be amended, altered or repealed only as provided in
Section 203 of the DGCL.

                                   ARTICLE XV

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE XVI

     A delayed effective time and date for this Certificate of Incorporation hereby is requested and specified as being _____ on [September] [October] ___, 2006.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this [INSERT DATE].



                                        ----------------------------------------
                                        Brian Alleman
                                        Sole Incorporator




























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